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                                                                    EXHIBIT 10.4


                                     CEPHEID

                        2000 EMPLOYEE STOCK PURCHASE PLAN


     1. Purpose. This Plan is intended to provide Employees of the Company and its Designated Subsidiaries an opportunity to purchase Common Stock through accumulated payroll deductions.

     2.   Definitions.

          (a) "Administrator" means the Board or the persons appointed by the Board to administer this Plan pursuant to Section 13.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d)  "Common Stock" means the Common Stock of the Company.

          (e)  "Company" means Cepheid, a California corporation.

          (f) "Compensation" means all regular, straight-time gross earnings of a Participant, including commissions but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

          (g) "Continuous Employment" means the absence of any interruption or termination of service as an Employee. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that either (i) the leave does not exceed 90 days or (ii) re-employment upon expiration of the leave is guaranteed by contract or statute.

          (h) "Designated Subsidiaries" means the Subsidiaries that have been designated by the Board from time to time in its sole discretion to participate in this Plan.

          (i) "Employee" means any person, including an officer, who is employed for at least 20 hours per week by the Company or one of its Designated Subsidiaries during at least 22 weeks in any calendar year. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations promulgated thereunder; unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by the Company or a Designated Subsidiary for regular payroll purposes.

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          (j)  "Purchase Date" means such business days during each Offering
Period of this Plan as may be identified by the Administrator pursuant to
Section 8.

          (k) "Interim Offering Date" means the first business day following a Purchase Date other than the last Purchase Date of an Offering Period.

          (l)  "Offering Date" means the first business day of an Offering
Period.

          (m) "Offering Period" means a period established by the Administrator pursuant to Section 4 during which payroll deductions are accumulated from one or more Participants and applied to the purchase of Common Stock.

          (n) "Participant" means an Employee who has elected to participate in this Plan pursuant to Section 5.

          (o)  "Plan" means this Cepheid 2000 Employee Stock Purchase Plan.

          (p) "Purchase Right" means a right to purchase Common Stock granted pursuant to Section 7.

          (q) "Subsidiary" means, from time to time, any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary of the Company.

     3.   Eligibility.

          (a) Regular Participation. Any person who is, or will be, an Employee on an Offering Date shall be eligible to participate in this Plan during the corresponding Offering Period, subject to the requirements of Section 5(a).

          (b) Interim Participation. Any person who becomes an Employee after an Offering Date shall be eligible to participate in this Plan during the corresponding Offering Period, but only on and beginning with the first Interim Offering Date.

          (c) No Participation by Five-Percent Stockholders. Notwithstanding paragraphs (a) and (b) of this Section 3, an Employee shall not participate in this Plan during an Offering Period if immediately after the grant of a Purchase Right on the Offering Date or Interim Offering Date, the Employee (or any other person whose stock would be attributed to the Employee under Section 424(d) of the Code) would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. For this purpose, an Employee is treated as owning stock that he or she could purchase by exercise of Purchase Rights or other options.


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     4.   Offering Periods.

          Unless otherwise determined by the Administrator:

          (a) the first Offering Period under this Plan shall begin on the first business day before the effective date of a firmly underwritten initial public offering of Common Stock and shall end on the last business day of June 2002;

          (b) the duration of each Offering Period (other than the first Offering Period) shall be 24 months (measured from the first business day of the first month to the last business day of the 24th month);

          (c) a new Offering Period shall begin on the first business day after the last Purchase Date of an Offering Period; and

          (d) an Offering Period shall terminate on the first date that no Participants are enrolled in it.

     5.   Participation.

          (a) An Employee may become a Participant in this Plan by completing a subscription agreement, in such form or forms as the Administrator may approve from time to time, and delivering it to the Administrator within 15 days before the applicable Offering Date or Interim Offering Date, unless another time for filing the subscription agreement is set by the Administrator for all Employees with respect to a given Offering Period. The subscription agreement shall authorize payroll deductions pursuant to this Plan and shall have such other terms as the Administrator may specify from time to time.

          (b) At the end of an Offering Period, each Participant in the Offering Period who remains an Employee shall be automatically enrolled in the next succeeding Offering Period (a "Re-enrollment") unless, in a manner and at a time specified by the Administrator, but in no event later than the day before the Offering Date of such succeeding Offering Period, the Participant notifies the Administrator in writing that the Participant does not wish to be re-enrolled. Re-enrollment shall be at the withholding percentage specified in the Participant's most recent subscription agreement unless the Participant changes that percentage by timely written notice. No Participant shall be automatically re-enrolled whose participation has terminated by operation of
Section 10.

     6.   Payroll Deductions.

          (a) Each Participant shall have withheld a percentage of his or her Compensation received during an Offering Period. Withholding shall be in whole percentages of such Compensation, up to a maximum (not to exceed 15%) established by the Administrator from time to time, as specified by the Participant in his or her subscription agreement. Payroll deductions for a Participant during an Offering Period shall begin with the first payroll following


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the Offering Date or Interim Offering Date and shall end on the last Purchase
Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

          (b) All payroll deductions made by a Participant shall be credited to the Participant's account under this Plan. A Participant may not make any additional payments into such account.

          (c) A Participant may reduce the rate of his or her payroll deductions to 0% at any time during an Offering Period, effective 15 days after the Participant files with the Administrator a new subscription agreement authorizing the change. A Participant may make other changes to the rate of his or her payroll deductions during an Offering Period effective the day after the first Purchase Date that is at least 15 days after the Administrator's receipt of a new subscription agreement authorizing the change.

     7.   Purchase Rights.

          (a) Grant of Purchase Rights. On the Offering Date, or (if applicable) Interim Offering Date of each Offering Period, the Participant shall be granted a Purchase Right to purchase during the Offering Period the number of shares of Common Stock determined by dividing (i) $25,000 multiplied by the number of (whole or part) calendar years in the Offering Period by (ii) the fair market value of a share of Common Stock on the Offering Date or Interim Offering Date.

          (b) Terms of Purchase Rights. Except as otherwise determined by the Administrator, each Purchase Right shall have the following terms:

               (i) The per-share price of the shares subject to a Purchase Right shall be 85% of the lower of the fair market values of a share of Common Stock on (a) the Offering Date, or Interim Offering Date, on which the Purchase Right was granted and (b) the Purchase Date. The fair market value of the Common Stock on a given date shall be the closing price as reported in the Wall Street Journal; provided, however, that if there is no public trading of the Common Stock on that date, then fair market value shall be determined by the Administrator in its discretion.

               (ii) Payment for shares purchased by exercise of Purchase Rights shall be made only through payroll deductions under Section 6.

               (iii) Upon purchase or disposition of shares acquired by exercise of a Purchase Right, the Participant shall pay, or make provision adequate to the Administrator for payment of, all tax (and similar) withholdings that the Administrator determines, in its discretion, are required due to the acquisition or disposition, including without limitation any such withholding that the Administrator determines in its discretion is necessary to allow the Company and its


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                     Subsidiaries to claim tax deductions or other benefits in
                     connection with the acquisition or disposition.

               (iv) During his or her lifetime, a Participant's Purchase Right is exercisable only by the Participant.

               (v) The Purchase Rights will in all respects be subject to the terms and conditions of this Plan, as interpreted by the Administrator from time to time.

     8.   Purchase Dates; Purchase of Shares; Refund of Excess Cash.

          (a) The Administrator shall establish one or more Purchase Dates for each Offering Period. Unless otherwise determined by the Administrator,

               (i) the last business days of December 2000, June 2001, December 2001 and June 2002 shall be the Purchase Dates of the initial Offering Period under this Plan, and

               (ii) the last trading day of each December and June during a subsequent Offering Period shall be a Purchase Date.

          (b) Each Participant's Purchase Right shall be exercised automatically on each Purchase Date during the Offering Period, to purchase the maximum number of full shares at the applicable price using the Participant's accumulated payroll deductions.

          (c) The shares purchased upon exercise of a Purchase Right shall be deemed to be transferred to the Participant on the Purchase Date.

          (d) Any cash remaining in a Participant's payroll deduction account after the purchase of shares on a Purchase Date shall be carried forward in that account for application on the next Purchase Date; provided that upon termination of an Offering Period, any such cash shall be promptly refunded to the Participant.

     9.   Registration and Delivery of Share Certificates.

          (a) Shares purchased by a Participant under this Plan will be registered in the name of the Participant, or in the name of the Participant and his or her spouse, or in the name of the Participant and joint tenant(s) (with right of survivorship), as designated by the Participant.

          (b) As soon as administratively feasible after each Purchase Date, the Company shall deliver to the Participant a certificate representing the shares purchased upon exercise of a Purchase Right. If approved by the Administrator in its discretion, the Company may instead (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant's account or (ii) make a notation in the Participant's favor of non-certificated shares on the Company's stock records.


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     10.  Withdrawal; Termination of Employment.

          (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his account under this Plan at any time before a Purchase Date by giving written notice to the Administrator in a form the Administrator prescribes from time to time. The Participant's Purchase Right will automatically terminate on the date of receipt of the notice, all payroll deductions credited to the Participant's account will be refunded promptly thereafter, and no further payroll deductions will be made during the Offering Period.

          (b) Upon termination of a Participant's Continuous Employment for any reason, including retirement or death, the payroll deductions credited to the Participant's account will be promptly refunded to the Participant or, in the case of death, to the person or persons entitled thereto under Section 14 of this Plan, and the Participant's Purchase Right will automatically terminate.

          (c) A Participant's withdrawal from an offering will not affect the Participant's eligibility to participate in a succeeding offering or in any similar plan that may be adopted by the Company.

     11.  Use of Funds; No Interest.

          Amounts withheld from Participants' Compensation under this Plan shall constitute general funds of the Company, may be used for any corporate purpose, and need not be segregated from other funds. No interest shall accrue on a Participant's payroll deductions.

     12.  Number of Shares Reserved.

          (a) The following number of shares of Common Stock are reserved for issuance under this Plan, and such number may be issued at any time before termination of this Plan:

               (i) Beginning the date of approval of this Plan by the stockholders of the Company, 200,000 shares of Common Stock; and

               (ii) Beginning the first business day of each calendar year starting January 1, 2001, the lesser of an additional (i) 200,000 shares of Common Stock, (ii) 0.75% of the outstanding shares of capital stock on such date or (iii) an amount determined by the Board.

          (b) If the total number of shares that would otherwise be subject to Purchase Rights granted on an Offering Date exceeds the number of shares then available under this Plan (after deduction of all shares for which Purchase Rights have been exercised or are then outstanding), the Administrator shall make a pro-rata allocation of the available shares in a manner that it determines to be as uniform and equitable as practicable. In such event, the Administrator shall give written notice of the reduction and allocation to each Participant.


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          (c)  The Administrator may, in its discretion, transfer shares reserved for issuance under this Plan into a plan or plans of similar terms, as approved by the Board, providing for the purchase of shares of Common Stock to employees of Subsidiaries designated by the Board that do not (or do not thereafter) participate in this Plan. Such additional plans may, without limitation, provide for variances from the terms of this Plan to take into account special circumstances (such as foreign legal restrictions) affecting the employees of the designated Subsidiaries.

     13.  Administration.

          This Plan shall be administered by the Board or by such directors, officers, and employees of the Company as the Board may select from time to time (the "Administrator"). All costs and expenses incurred in administering this Plan shall be paid by the Company, provided that any taxes applicable to an Employee's participation in this Plan may be charged to the Employee by the Company. The Administrator may make such rules and reg ulations as it deems necessary to administer this Plan and to interpret any provision of this Plan. Any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of this Plan or any right granted under this Plan shall be final, conclusive, and binding upon all persons, and no member of the Administrator shall be liable for any such determination, decision, or action.

     14.  Designation of Beneficiary.

          (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of the Participant's death.

          (b) A designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of the Participant's death, the Administrator shall deliver such shares and/or cash to the executor or administrator of the Participant's estate, or if no such executor or administrator has been appointed (to the Administrator's knowledge), the Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent, or relative is known to the Administrator, then to such other person as the Administrator may designate.

     15.  Transferability.

          Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 10.


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     16.  Reports.

          Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to Participants promptly following each Purchase Date, setting forth the amounts of payroll deductions, per-share purchase price, number of shares purchased, and the remaining cash balance, if any.

     17.  Adjustments upon Changes in Capitalization.

          (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each Purchase Right that has not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under this Plan but have not yet been placed under a Purchase Right (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each Purchase Right that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

          (b) In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board or the Administrator (if the Administrator is not the Board). In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation (if stockholders of the Company own less than 50% of the total outstanding voting power in the surviving entity or a parent of the surviving entity after the merger), each Purchase Right shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation does not agree to assume the Purchase Right or to substitute an equivalent purchase right, in which case the Administrator may, in lieu of such assumption or substitution, accelerate the exercisability of Purchase Rights and allow Purchase Rights to be exercisable (if the Board approves) as to shares as to which the Purchase Right would not otherwise be exercisable, on terms and for a period that the Administrator determines in its discretion. To the extent that the Administrator accelerates exercisability of Purchase Rights as described above, it shall promptly so notify all Participants in writing.

          (c) The Administrator may, in its discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding


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Purchase Right, if the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, or if the Company consolidates with or merges into any other corporation.

     18.  Amendment or Termination.

          (a) The Board may at any time terminate or amend this Plan. No amendment may be made without prior approval of the stockholders of the Company (obtained in the manner described in paragraph 20) if it would:

               (i) Increase the number of shares that may be issued under this Plan; or

               (ii) Change the designation of the employees (or class of employees) eligible for participation in this Plan.

          (b) The Board may elect to terminate any or all outstanding Purchase Rights at any time, except to the extent that exercisability of such Purchase Rights has been accelerated pursuant to Section 17(b). If this Plan is terminated, the Board may also elect to terminate Purchase Rights upon completion of the next purchase of shares on the next Purchase Date or to permit Purchase Rights to expire in accordance with their terms (with participation to continue through such expiration dates). If Purchase Rights are terminated before expiration, any funds contributed to this Plan that have not been used to purchase shares shall be refunded to Participants as soon as administratively feasible.

     19.  Notices.

          All notices or other communications by a Participant to the Company or the Administrator under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for that purpose.

     20.  Stockholder Approval.

          This Plan shall be submitted to the stockholders of the Company for their approval within 12 months after the date this Plan is adopted by the Board.


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     21.  Conditions upon Issuance of Shares.

          (a) Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22.  Term of Plan.

          This Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 20. It shall continue in effect for a term of 20 years unless sooner terminated under Section 19.


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